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                                                                       EXHIBIT 5

                           BOSE MCKINNEY & EVANS LLP
                            2700 First Indiana Plaza
                          135 North Pennsylvania Street
                           Indianapolis, Indiana 46240
                                 (317) 684-5000


March 1, 2000

First Shares Bancorp, Inc.
996 South State Road 135
Greenwood, Indiana  46143

Dear Sirs:

We are acting as counsel to First Shares Bancorp, Inc., an Indiana corporation (the "Company"), in connection with the registration by the Company of approximately 750,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), to be sold by the Company (plus an underwriters' overallotment option). The Common Stock is the subject of a Registration Statement, as amended (the "Registration Statement") filed by the Company on Form SB-2 under the Securities Act of 1933, as amended.

We have examined photostatic copies of the Company's Articles of Incorporation and amendments thereto and Code of Bylaws and amendments thereto and such other documents and instruments as we have deemed necessary to enable us to render the opinion set forth below. We have assumed the conformity to the originals of all documents submitted to us as photostatic copies, the authenticity of the originals of such documents, and the genuineness of all signatures appearing thereon.

Based upon and subject to the foregoing, it is our opinion that the Common Stock has been duly authorized by all necessary corporate action of the Company and when (a) the applicable provisions of the Securities Act of 1933 and such state "blue sky" or securities laws as

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First Shares Bancorp, Inc.
March 1, 2000
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may be applicable have been complied with and (b) any shares of Common Stock to be issued by the Company have been issued and delivered as described in the Registration Statement, such shares of Common Stock will be legally issued, fully paid, and nonassessable.

We do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States and the State of Indiana and, therefore, this opinion is limited to the laws of those jurisdictions.

We consent to the filing of this opinion as an exhibit to the Registration Statement on Form SB-2 filed under the Securities Act of 1933 relating to the Common Stock.

Very truly yours,

BOSE McKINNEY & EVANS LLP